UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 25, 2007
INN OF THE MOUNTAIN GODS RESORT AND CASINO
(Exact Name of Registrant as Specified in Charter)

Not Applicable (State or Other Jurisdiction of Incorporation)	333-113140 (Commission File Number)	75-3158926 (IRS Employer Identification No.)

287 Carrizo Canyon Road Mescalero, New Mexico (Address of Principal Executive Offices)	88340 (Zip Code)
Registrant’s telephone number, including area code: (505) 464-7777
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On June 28, 2007, the board of directors (the “Board”) of Inn of the Mountain Gods Resort and Casino (the “Company”) appointed Mrs. Karen S. Braswell as the Chief Financial Officer of the Company, effective as of August 1, 2007. Mrs. Braswell will serve in this position for a minimum of three years. Mrs. Braswell currently serves as the Company’s Director of Finance, and upon her appointment she will replace former Chief Financial Officer Mr. Lance Kintz. The Company issued a press release announcing the appointment of Mrs. Braswell, which press release is furnished as Exhibit 99.1 and incorporated by reference into this Current Report on Form 8-K.
     The Company and Mrs. Braswell have agreed upon the terms and conditions of Mrs. Braswell’s employment, which will be set forth in an Executive Employment Agreement (the “Braswell Employment Agreement”), between the Company and Mrs. Braswell, which will be executed by the parties thereto within the next several days. Mrs. Braswell will serve for a term of three years, unless earlier terminated as provided under the terms of the Braswell Employment Agreement. Mrs. Braswell will earn an annual base salary of $240,000 and will have the opportunity to participate in employee benefit plans such as medical, dental and vision (including participation by her spouse and eligible dependents), subject to the terms and conditions of such benefit plans. She will also be entitled to reimbursement for all reasonable expenses, including travel and entertainment, which she incurs in the performance of her duties as set forth in the Braswell Employment Agreement. Mrs. Braswell will receive an annual cost of living increase as specified by the Company. There is no family relationship between Mrs. Braswell and any director or executive officer of the Company.
     The following sets forth biographical information regarding Mrs. Braswell.

Karen S. Braswell Age: 50 (2007)	From October 2006 to present Mrs. Braswell served as the Director of Finance of the Company and was responsible for compliance in all areas of finance including cash operations, daily financial reporting, monthly financial statements, quarterly Securities and Exchange Commission Reporting, improving processes, correcting material weaknesses in financial reporting and coordinating Sarbanes-Oxely requirements with all other departments. From October 2004 to October 2006 she served as Director of Finance for Casino Arizona, Scottsdale, AZ, and was responsible for financial reporting that included timely financial report presentations, budget preparation, expansion analysis and compliance that included coordination of external audit, meeting federal and state reporting requirements, and timely filings of tax reports and payments. The departments that reported to the Department of Finance during her tenure included finance, audit, compliance, accounting, purchasing, receiving, inventory control, cage, and count/drop. From 2001 to 2004, she served as Chief Financial Officer for Apache Gold Casino in San Carlos, AZ, where she established major economic and financial objectives and policies; preparation of budgets and forecasting; monitored cash management with investment recommendations; and established loans with financial institutions. Mrs. Braswell worked with all levels of management including the Board of Directors and Tribal Council. She was in charge of finance, accounting, audit, purchasing, receiving, inventory control, count/drop and cage.
Item 7.01. Regulation FD Disclosure.
     On July 25, 2007, the Company issued a press release announcing that, effective August 1, 2007, Mrs. Braswell will become the Chief Financial Officer of the Company. A copy of this press release is attached to this Report as Exhibit 99.1. Pursuant to the rules and regulations of the Securities and Exchange Commission, the press release is being furnished and shall not be deemed to be “filed” under the Securities and Exchange Act of 1934.

Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits. The following is a complete list of exhibits filed as part of this Report. Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

99.1	Press Release issued by Inn of the Mountain Gods Resort and Casino, dated July 25, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INN OF THE MOUNTAIN GODS RESORT AND CASINO
Dated: July 25, 2007	By:	/s/ Brian D. Parish
Brian D. Parrish
Chief Executive Officer